Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-258142) on Form S-8 of our report dated March 16, 2022, relating to the financial statements of Ryan Specialty Group Holdings, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 16, 2022